Exhibit 15.1

April 27, 2015

Sky-mobi Limited

10/F, Building B, United Mansion

No. 2 Zijinghua Road, Hangzhou

Zhejiang 310013

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name and inclusion of the summary and quotation of our opinion under the headings “Item 3.D. Key Information—Risk Factors” and “Item 4.A. Information on the Company—Business Overview—Regulations” in Sky-mobi Limited’s Transition Report on Form 20-F for the fiscal year ended December 31, 2014 (the “Transition Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2015. We also consent to the filing with the SEC of this consent letter as an exhibit to the Transition Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ DaHui Lawyers